Exhibit 10.5

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.  THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY AN ASTERIK IN BRACKETS [*].  THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 2 TO
MATRIX COMMERCIALIZATION COLLABORATION
AGREEMENT

THIS AMENDMENT NO. 2 TO MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT (this “Amendment No. 2”) is dated as of January 9, 2012 (the “Amendment No. 2 Effective Date”) by and between Musculoskeletal Transplant Foundation, Inc., a non-profit corporation formed under the laws of the District of Columbia, and having a principal place of business at 125 May Street, Suite 300, Edison, New Jersey 08837 (“MTF”), and Orthofix Holdings, Inc., a corporation organized under the laws of the State of Delaware, and having a principal place of business at 3451 Plano Parkway, Lewisville, Texas 75056 (“Orthofix”) (each individually a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Matrix Commercialization Collaboration Agreement dated as of July 28, 2008, as amended by that certain Amendment No. 1 to Matrix Commercialization Collaboration Agreement dated as of December 15, 2010 (collectively the “Original Agreement”), pursuant to which the Parties have collaborated on the commercialization of the Matrix I (as defined in this Amendment No. 2; capitalized terms utilized in this Amendment No. 2 and not otherwise defined in this Amendment No. 2 shall have the respective meaning assigned and ascribed to such terms under the Original Agreement);

WHEREAS, the Parties desire further to collaborate with respect to the development and commercialization of an additional allogenic cancellous bone matrix containing viable mesenchymal stem cells and/or osteoprogenitor cells (hereinafter identified as the Matrix II) and conforming to the Matrix II Specifications (as defined herein);

WHEREAS, neither Party currently makes the Matrix II commercially available and the Parties believe that they can develop and commercialize the Matrix II more effectively and efficiently together than on their own;

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

WHEREAS, to effectuate that collaboration, the Parties wish, subject to the terms and conditions of the Original Agreement, as amended hereby, to (a) give responsibility to (i) MTF to develop and improve the Matrix II and (ii) Orthofix to develop application tools and instruments in connection with the Matrix II and to provide specified funding to MTF for MTF’s development and improvement of the Matrix II, and (b) share responsibility for contributing scientific or medical personnel, technical expertise and other resources to the development and improvement of the Matrix II, communicating findings and discoveries to one another with respect to the Matrix II and exchanging information related to such collaboration and (c) give exclusive responsibility, following the Matrix II Commercialization Date (as defined herein), to (i) MTF to Process quantities of the Matrix II using human tissue procured by MTF and fulfill orders for the Matrix II (x) submitted to MTF by any Third Party that places one or more orders for the Matrix II directly with MTF or (y) solicited by Orthofix and (ii) Orthofix to market the Matrix II; and

WHEREAS, the parties acknowledge that, although the Development Agreement has expired by its terms, the references to the Development Agreement herein and in the Original Agreement are nevertheless intentional;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the Parties agree as follows:

ARTICLE I

amendments

A.            Recitals.  The Original Agreement is hereby amended by: (x) deleting each reference to “Matrix” contained in the recitals therein and inserting in lieu thereof “Matrix I”; (y) deleting each reference to “Specifications” contained in the recitals therein and inserting in lieu thereof “Matrix I Specifications”; and (z) deleting each reference to “herein” contained in the fourth recital to the Original Agreement and inserting in lieu thereof “therein”.

B.            Initial Matrix II Forecast.  Section 2.2 of the Original Agreement is hereby amended by inserting the following at the end thereof:

“Orthofix shall have submitted to MTF, not later than the Amendment No. 2 Effective Date, a Forecast setting forth the orders that Orthofix reasonably believes will be solicited by Orthofix during (a) the calendar quarter in which the last of the Matrix II Development Milestones is achieved, which will be presented in two (2) individual, consecutive forty-five (45) day periods and (b) the three calendar quarters immediately succeeding (the “Initial Matrix II Forecast”).  The Initial Matrix II Forecast will be deemed incorporated into each Forecast as aforesaid pertaining to the same calendar quarters.”

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C.            Minimum Service Fee.  Section 4.1(a) of the Original Agreement is hereby amended by deleting the phrase “$[*] per cc of the Matrix (the “Minimum Service Fee”)” contained in the second sentence thereof and inserting in lieu thereof the phrase “the Minimum Service Fee”.

D.            Monthly Statements.  Section 4.1(b) of the Original Agreement is hereby amended by deleting the phrase “fifteen (15) days” contained therein and inserting in lieu thereof the phrase “forty-five (45) days”.

E.             Marketing Fee.  Section 5.2 of the Original Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following in lieu thereof:

“As compensation for services performed hereunder, Orthofix will be entitled to receive a monthly fee (a “Marketing Fee”) equal to [*] of the total amount of Services Fees received by MTF during the second previous calendar month pursuant to Authorized Orders, subject in each case to MTF’s right to receive the Minimum Service Fee; [*]

F.             Matrix II Collaboration.  The Original Agreement is hereby amended by inserting the following new Article VI-A immediately following Article VI thereof:

“ARTICLE VI-A

matrix II DEVELOPMENT COLLABORATION

6A.1       General.  MTF and Orthofix will engage in the Matrix II Development Collaboration upon the terms and conditions set forth in this Agreement.  In furtherance of the foregoing, this Agreement will from time to time be deemed amended as hereinafter set forth to attach, respectively, the Matrix II Specifications, the Matrix II Release Criteria and the Matrix II Development Plan if and to the extent determined pursuant to the provisions hereof and subject to revision if and to the extent applicable.

6A.2       MTF Obligations.  Subject to the terms and conditions of this Agreement, MTF will, during the Matrix II Development Term, use Reasonable Commercial Efforts to develop the Matrix II in a good scientific manner in accordance with applicable Law and the Matrix II Development Plan so as to meet the Matrix II Development Milestones, including, without limitation, so that the Matrix II meets the Matrix II Specifications and conforms to and complies with applicable Law.  In addition, MTF will, during the Matrix II Development Term, provide consulting, medical and/or other expertise within the capability of MTF, as reasonably necessary and appropriate, in support of Orthofix’s obligations under this ARTICLE VI-A.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6A.3       Orthofix Obligations.  During the Matrix II Development Term, Orthofix will timely disclose to MTF and provide information in Orthofix’s possession or within its control, as reasonably necessary or appropriate, for MTF to perform MTF’s obligations under this ARTICLE VI-A and will also provide consulting, medical and/or other expertise within the capability of Orthofix, as reasonably necessary and appropriate, in support of MTF’s performance of such obligations.  Orthofix will use Reasonable Commercial Efforts to develop application tools and instruments in connection with the Matrix II, including such application tools and instruments as may be proposed by MTF and reasonably acceptable to Orthofix, and MTF will, during the Matrix II Development Term, provide consulting, medical and/or other expertise, in each case within the capability of MTF, as reasonably necessary or appropriate, in support of such activities.  Orthofix will be entitled to have a representative present from time to time during normal business hours upon reasonable prior notice during the performance at any Facility of MTF of MTF’s development activities under this ARTICLE VI-A to monitor the performance of such activities, subject in all respects to all safety and security procedures reasonably adopted by MTF and communicated to Orthofix.

6A.4       Change Management Procedure.  Either Party may request a change to the Matrix II Development Plan, the Matrix II Specifications (including line extensions) or the Matrix II Release Criteria at any time by giving a written request to the other Party.  Any change requested by MTF will describe the requested change and explain the anticipated impact of such change on MTF’s performance of its obligation to develop the Matrix II in accordance with this Agreement, including the Matrix II Development Milestones; and in response to any change requested by MTF, Orthofix will advise MTF, as promptly as practicable, of the anticipated impact of such change on Orthofix’s performance of its obligations hereunder.  Any change requested by Orthofix will describe the requested change and explain the anticipated impact of such change on Orthofix’s performance of its obligations in accordance with this Agreement; and in response to any change requested by Orthofix, MTF will advise Orthofix, as promptly as practicable, of the anticipated impact of such change on MTF’s performance of its obligation to develop the Matrix II in accordance with this Agreement, including the Matrix II Development Milestones.  No change to the Matrix II Specifications, the Matrix II Development Plan or the Matrix II Release Criteria will become effective unless and until approved by the Steering Committee.

6A.5       Research Funding.  Subject to Orthofix’s obligations hereunder to make payments in respect of MTF’s achievement of the Matrix II Development Milestones, each Party will pay its own costs and expenses associated with the

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

technical expertise, scientific personnel, facilities, equipment, materials and other resources it provides in performing its obligations under this ARTICLE VI-A.

6A.6       Project Managers; Progress Reports; Steering Committee.  Each Party will appoint and maintain during the Matrix II Development Term a project manager who will be primarily responsible to the other Party for all communications relating to the performance of the appointing Party’s obligations under this ARTICLE VI-A (“Matrix II Project Manager”).  At each meeting of the Steering Committee during the Matrix II Development Term, each Party will provide the other Party a report on the performance of its obligations under this ARTICLE VI-A so as to enable the Steering Committee to evaluate the progress of the Matrix II Collaboration and the work performed in relation to the Matrix II Development Plan.  Each Party will provide to the Steering Committee such other information as may be reasonably requested by the Steering Committee relating to the progress of the Matrix II Collaboration in accordance with the Matrix II Development Plan.  In addition to its authority set forth under Section 3.3 hereof, the Steering Committee is authorized to take the following action: (i) review and evaluate data and progress of the activities under the Matrix II Development Plan; (ii) subject to the terms and provisions of this Agreement, resolve any issues and questions that may arise with respect to the Matrix II Development Plan or the Matrix II Collaboration; (iii) ensure open communication between the Parties as related to the Matrix II Collaboration and as provided under this Agreement; (iv) determine the initial Matrix II Specifications (based on MTF’s proposal with respect thereto) and approve any changes thereto (including any line extensions), and determine the initial Matrix II Development Plan and the initial Matrix II Release Criteria, and approve any changes thereto, in accordance with the change management procedures set forth in Section 6A.4 of this Agreement; and (v) manage and supervise the activities of the Parties under the Matrix II Development Plan and the Matrix II Collaboration.

6A.7       Milestone Payments.  Orthofix will make the following one-time, non-refundable payments to MTF upon the completion of the applicable milestones described below (each a “Matrix II Development Milestone” and, collectively the “Matrix II Development Milestones”) as confirmed by Orthofix pursuant to the procedures set forth in Section 6A.8.  The payment amount for each Matrix II Development Milestone is paid only once.

Development Milestones

No.	Description	Payment Amount
1	Execution of Amendment No. 2 by MTF and Orthofix	$1,000,000

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Milestones

No.	Description	Payment Amount
2	Delivery of the Matrix II Opinion and determination of the initial Matrix II Specifications by the Steering Committee or otherwise pursuant to ARTICLE XIX.	$1,000,000
3	Delivery of the Pre-Clinical Data Package that reasonably indicates that the Matrix II meets the Matrix II Specifications.	$1,000,000
4

Creation by MTF of an inventory of a commercially-saleable quantity of the Matrix II that is sufficient to satisfy fifty percent (50%) of Orthofix’s requirements for the Matrix II as set forth in the initial forty-five (45) day forecast reflected in the Initial Matrix II Forecast, as may be amended pursuant to the terms of this Agreement; and MTF’s demonstration that its work in process supports the ongoing release by MTF, on a daily basis, of sufficient commercially-saleable quantities of the Matrix II to satisfy Orthofix’s daily requirements of the remaining fifty percent (50%) of Orthofix’s requirements for the Matrix II as set forth in the initial forty-five (45) day forecast reflected in the Initial Matrix II Forecast, as may be amended pursuant to the terms of this Agreement; and MTF’s completion of expanded Processing capability substantially in accordance with the proposed demolition plan and any one of the three proposed floor configurations set forth in Schedule 6A.7 that enables yields of no less than [*] of commercially-salable quantities of the Matrix I and the Matrix II in a ratio to be proposed by Orthofix for approval by the Steering Committee or otherwise pursuant to ARTICLE XIX.

		$2,000,000

6A.8       Matrix II Milestone Determination Procedures.

(a)           Payment Obligations.  MTF will, in each case, provide to Orthofix written notice (the “Notice of Achievement”) in the event it has achieved a Matrix II Development Milestone (other than the first Matrix II Development Milestone, which shall be deemed achieved upon execution and delivery of Amendment No. 2 by both Parties; and it being acknowledged and agreed that the Notice of Achievement with respect to each of the second Matrix II Development Milestone and the third Matrix II Development Milestone may be provided without reference to the achievement or non-achievement of any other Matrix II Development Milestone).  As soon as reasonably practicable following the date of the Notice of Achievement of each Matrix II Development Milestone and in any

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

event within ten (10) business days after the date of the Notice of Achievement of any such Matrix II Development Milestone, Orthofix will pay to MTF the applicable payment amount for such Matrix II Development Milestone set forth in Section 6A.7; provided, however, that each such payment shall be subject to Orthofix’s confirmation, as hereinafter set forth, that the Matrix II Development Milestone covered by such Notice of Achievement has been achieved and in no event will Orthofix be liable for, and MTF will not be entitled to, the applicable payment amount for any Matrix II Development Milestone that is not achieved.

(b)           Standards for Confirmation.  Orthofix shall have the right to withhold payment due in respect of a Notice of Achievement covering the second Matrix II Development Milestone solely in the event that (i) MTF has not provided a Notice of Achievement with respect thereto or (ii) the initial Matrix II Specifications have not been determined by the Steering Committee or otherwise pursuant to ARTICLE XIX.  Orthofix shall have the right to withhold payment due in respect of a Notice of Achievement covering the third Matrix II Development Milestone solely in the event that the data contained in the Pre-Clinical Data Package fails reasonably to indicate that the Matrix II meets the Matrix II Specifications.  Orthofix shall have the right to withhold payment due in respect of a Notice of Achievement covering the fourth Matrix II Development Milestone solely in the event that MTF has not completed its expanded Processing capability substantially in accordance with the proposed demolition plan and one of the three proposed floor configurations set forth in Schedule 6A.7 and/or the results of a physical inventory of the Matrix II and inspection of MTF’s books and records related to the production of the Matrix II fail reasonably to demonstrate the existence of the required amount of inventory and the capacity to support ongoing release of the Matrix II and inspection of MTF’s books and records related to the production of Matrix I and Matrix II fails reasonably to demonstrate the existence of the required capacity to support yields of Matrix I and Matrix II prescribed under Section 6A.7 hereof.

(c)           Dispute Resolution.  If Orthofix disagrees with MTF’s claim regarding the achievement of a Matrix II Development Milestone as set forth in a Notice of Achievement, then Orthofix will refer the dispute to the Steering Committee as promptly as practicable and, in any event, prior to the date on which payment relating thereto is due, and will provide the Steering Committee with an explanation of the basis for Orthofix’s determination that the applicable Matrix II Development Milestone was not achieved on the date claimed by MTF.  The Steering Committee will meet as promptly as practicable to resolve the dispute.  If the Steering Committee has not resolved the dispute within ten (10) business days after referral of the dispute by Orthofix, the dispute will be resolved in accordance with ARTICLE XIX.  In the event of any determination by the

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Steering Committee or pursuant to ARTICLE XIX that a Matrix II Development Milestone has not been achieved as set forth in a Notice of Achievement, MTF shall thereafter deliver to Orthofix a new Notice of Achievement in the event it has achieved such Development Milestone.”

G.            Enforcement of Developed Technology.  Clause (D) of Section 7.5(d)(i) of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(D) then, a percent of any remaining amount equal to the same percent at which the Marketing Fee is then calculated and the remaining amount to MTF.”

H.            Representations and Warranties of MTF.  The first paragraph of Article VIII of the Original Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

“Except for the representations and warranties in Section 8.7(a), Section 8.7(b), Section 8.7(c) and Section 8.8, each of which will be given for the entire Term, MTF hereby represents and warrants to Orthofix as of the Effective Date, and again as of the Amendment No. 2 Effective Date, as follows:”

I.              Representations and Warranties of Orthofix.  The first paragraph of Article IX of the Original Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

“Orthofix hereby represents and warrants to MTF as of the Effective Date, and again as of the Amendment No. 2 Effective Date, as follows:”

J.             Specifications.  Section 10.1 of the Original Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting the following in lieu thereof:

“Set forth in Exhibits C and D attached hereto and incorporated herein by reference are, respectively, the Matrix I Specifications and the Matrix I Release Criteria, and the Matrix II Specifications and the Matrix II Release Criteria shall be added to Exhibits C and D, respectively, upon approval by the Steering Committee, and each of the foregoing may be subsequently amended in accordance with Section 6A.4 (in the case of the Matrix II Specifications, if prior to the Matrix II Commercialization Date) or in accordance with Section 10.4 (in all other cases)”

K.            Term.  Section 13.1 of the Original Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following in lieu thereof:

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Unless sooner terminated pursuant to the terms herein, this Agreement will commence on the Effective Date and will continue until the later of (x) the expiration or earlier termination of the NuVasive License or (y) the fifteenth (15th) anniversary of the Effective Date (the “Initial Term”).

L.            Infringement Claims.  (i) Section 14.1 of the Original Agreement is hereby amended by re-designating Sub-paragraphs (i) and (ii) thereunder as, respectively, Sub-paragraphs (ii) and (iii) and inserting the following immediately prior to re-designated Sub-paragraph (ii):

“(i)          the provisions of clause (d) immediately preceding shall not extend to, and Orthofix shall have no obligations to MTF under clause (d) immediately preceding with respect to, any Matrix II Infringement Claim; and”

(ii)           Section 14.2 of the Original Agreement is hereby amended by deleting “and” immediately before clause (c) and inserting the following at the end thereof immediately prior to the period:

“and (d) subject to delivery of the Matrix II Opinion, any Matrix II Infringement Claim; provided, however, that (i) in the event of a Matrix II Infringement Claim or a reasonable determination by MTF that a Matrix II Infringement Claim is likely to be initiated, MTF will have the right to direct Orthofix, by written notice, to cease marketing the Matrix II during the period beginning upon Orthofix’s receipt of such notice and continuing until Orthofix’s receipt of written notice from MTF that the Matrix II Infringement Claim has been satisfactorily resolved in MTF’s reasonable determination or is no longer expected to be initiated (the “Matrix II Cessation Period”), and MTF will have no obligation to indemnify or hold harmless Orthofix or any other Person otherwise indemnified hereunder from or against any Damages attributable to any development or marketing of the Matrix II during the Matrix II Cessation Period”

M.           Notices.  The addresses for notices to Orthofix are hereby deleted from Section 20.8 of the Original Agreement in their entirety, and the following is inserted in lieu thereof:

“If to Orthofix:

Orthofix Holdings, Inc. (c/o Orthofix International N.V.)

3451 Plano Parkway

Lewisville, TX 75056

Attention:                      Chief Executive Officer and General Counsel

Facsimile No.:  (440) 445-0504

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Hogan Lovells US LLP

7930 Jones Branch Drive

Ninth Floor

McLean, VA 22102

Attention:  Philip D. Porter

Facsimile No.: (703) 610-6200”

N.            Intellectual Property Liens.  Schedule 9.7 is hereby deleted from the Original Agreement in its entirety, and Schedule 9.7 attached hereto is inserted in lieu thereof.

O.            Definitions.  (a)  Addendum 1 of the Original Agreement is hereby amended by inserting the following definitions in appropriate alphabetical sequence, respectively:

“Amendment No. 2” means that certain Amendment No. 2 to Matrix Commercialization Collaboration Agreement dated January 9, 2012 entered into by the Parties.

“Amendment No. 2 Effective Date” has the meaning set forth in Amendment No. 2.

“First Phase Developed Technology” means all Technology, Inventions and Know-How arising between the Effective Date and the beginning of the Matrix II Development Term under or in connection with the activities of the Parties pursuant to the Development Agreement, and all Improvements prior to the beginning of the Matrix II Development Term with respect thereto, including, without limitation, all Patents relating to the foregoing.

“Initial Matrix II Forecast” has the meaning set forth in Section 2.2.

“Matrix I Release Criteria” means the procedures established pursuant to the Development Agreement for verifications that each Lot of the Matrix I complies with the Matrix I Specifications, as subsequently amended in accordance with the terms of the Development Agreement and the terms hereof.

“Matrix II” means the allogeneic cancellous bone matrix containing mesenchymal stem cells and/or osteoprogenitor cells and conforming to the Matrix II Specifications.

“Matrix II Cessation Period” has the meaning set forth in Section 14.2.

“Matrix II Commercialization Date” means the date of completion of the last Matrix II Development Milestone pursuant to the Matrix II Development Plan.

“Matrix II Development Collaboration” means the development of the Matrix II undertaken by the Parties pursuant to the terms and conditions of ARTICLE VI-A of this Agreement.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Matrix II Development Milestones” has the meaning set forth in Section 6A.7.

“Matrix II Development Plan” means the plan for development of the Matrix II initially determined by the Steering Committee, as subsequently amended from time to time in accordance with the procedures set forth in this Agreement.

“Matrix II Development Term” means the period commencing on January 1, 2011 and continuing until the completion of the last Matrix II Development Milestone.

“Matrix II Infringement Claim” means any Third Party claim that the exploitation of the Matrix II Subject Intellectual Property in the development, Processing, supply or distribution under this Agreement and for purposes of the Collaboration of the Matrix II in accordance with the Matrix II Specifications violates the intellectual property rights of a Third Party and/or infringes the valid claim of an existing Patent of a Third Party; it being understood that a Third Party Claim regarding the development, Processing, supply or distribution of the Matrix II independent of the Collaboration shall not be within the definition of Matrix II Infringement Claim.

“Matrix II Opinion” means an opinion, in form and substance satisfactory to MTF, of patent counsel selected by MTF, that the exploitation of the Matrix II Subject Intellectual Property in the development, Processing, supply and/or distribution under this Agreement and for purposes of the Collaboration of the Matrix II in accordance with the Matrix II Specifications does not violate the intellectual property rights of a Third Party and/or infringe the valid claim of an existing Patent of a Third Party.

“Matrix II Project Manager” has the meaning set forth in Section 6A.6.

“Matrix II Release Criteria” means the procedures and release criteria for verification that each Lot of the Matrix II complies with the Matrix II Specifications to be determined initially by the Steering Committee and set forth in Exhibit D attached hereto, as subsequently amended from time to time in accordance with the procedures set forth in this Agreement.

“Matrix II Specifications” means the specifications for the Matrix II to be initially determined by the Steering Committee (based on MTF’s proposal with respect thereto) and set forth in Exhibit C attached hereto,, as subsequently amended from time to time in accordance with the procedures set forth in this Agreement.

“Matrix II Subject Intellectual Property” means any intellectual property exploited, in any manner, directly or indirectly, in whole or in part, in connection with the  Matrix II and not also exploited in any manner, directly or indirectly, in whole or in part, in connection with the Matrix I.

“Notice of Achievement” has the meaning set forth in Section 6A.8(a).

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Pre-Clinical Data Package” means the following data, to be obtained in accordance with criteria determined by the Steering Committee consistent with this Agreement, of completed Matrix II after thawing as it would be used in clinical practice:

[*]

“Second Phase Developed Technology” means (a) all Technology, Inventions and Know-How arising during the Matrix II Development Term under or in connection with the activities of the Parties pursuant to the Matrix II Development Plan under ARTICLE VI-A hereof, and all Improvements after the beginning of the Matrix II Development Term and during the remainder of the Term with respect thereto, including, without limitation, all Patents relating to the foregoing, and (b) and all Improvements to the First Phase Developed Technology made after the beginning of the Matrix II Development Term and during the remainder of the Term, including, without limitation, all Patents relating to the foregoing.

(a)           Addendum 1 of the Original Agreement is further amended by deleting the definitions of “Collaboration”, “Developed Technology”, “Existing MTF Technology”, “Existing Orthofix Technology”, “Matrix” and “Minimum Service Fee” and inserting the following in lieu thereof, respectively:

“Collaboration” means the Processing and Commercialization of the Matrix pursuant to the terms and conditions of this Agreement, and except for purposes of Section 2.7, the Matrix II Development Collaboration.

“Developed Technology” means the First Phase Developed Technology and the Second Phase Developed Technology.

“Existing MTF Technology” means (a) for all purposes of this Agreement other than Section 7.1(a)(ii), such Technology, Inventions and Know-How Controlled by MTF (x) in existence as of the date of this Agreement (including, without limitation, all Patents), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix II Development Term (including, without limitation, all Patents, but excluding First Phase Developed Technology), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix, and (b) solely for purposes of Section 7.1(a)(ii), such Technology, Inventions and Know-How Controlled by MTF (x) in existence as of the Effective Date (including, without limitation, all Patents), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix II Development Term (including, without limitation, all Patents, but excluding First Phase Developed Technology), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Existing Orthofix Technology” means (a) for all purposes of this Agreement other than Section 7.1(b)(ii), such Technology, Inventions and Know-How Controlled by Orthofix (x) in existence as of the date of this Agreement (including, without limitation, all Patents), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix II Development Term (including, without limitation, all Patents, but excluding First Phase Developed Technology), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix, and (b) solely for purposes of Section 7.1(b)(ii), such Technology, Inventions and Know-How Controlled by Orthofix (x) in existence as of the Effective Date (including, without limitation, all Patents), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix II Development Term (including, without limitation, all Patents, but excluding First Phase Developed Technology), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix.

“Matrix” means the Matrix I and the Matrix II, and each of them; provided, however, that, prior to the Matrix II Commercialization Date, each reference to “Matrix” under ARTICLES II (except for Section 2.9), IV, V, X and XII, and under Section 7.3, the proviso under Section 17.1 and under Section 17.3 means the Matrix I.

“Minimum Service Fee” means [*].

“Release Criteria” means the Matrix I Release Criteria and the Matrix II Release Criteria, as the case may be; provided, however, that, prior to the Matrix II Commercialization Date, each reference to “Release Criteria” under ARTICLE X means the Matrix I Release Criteria.

“Specifications” means the Matrix I Specifications and the Matrix II Specifications, as the case may be; provided, however, that, prior to the Matrix II Commercialization Date, each reference to “Specifications” under ARTICLE X means Matrix I Specifications.

(b)           Addendum 1 of the Original Agreement is further amended by adding the phrase “development of the Matrix II and the” immediately prior to the phrase “Processing or Commercialization of the Matrix” contained under the definition of “Reasonable Commercial Efforts”.

P.            Exhibits.  Each of Exhibit C and Exhibit D of the Original Agreement is hereby amended by deleting each reference (other than in the heading) to “Matrix” contained therein and inserting in lieu thereof a reference to “Matrix I”.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE II

MISCELLANEOUS

A.                       The Parties each hereby acknowledge and agree that, by entering into this Amendment No. 2, they have satisfied any obligations under Section 6.2 of the Original Agreement with respect to the Matrix II as a Product Concept thereunder.  In addition, and without limiting any provision of Article IX of the Original Agreement, as amended hereby, Orthofix hereby represents, warrants and confirms to MTF that it has complied with the provisions of the NuVasive License (as defined in the Original Agreement), including, without limitation, Section 3.2 thereof, with respect to this Amendment.

B.                         Except as amended hereby, the Original Agreement shall remain in full force and effect.

C.                         This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together will constitute one and the same instrument.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.		ORTHOFIX HOLDINGS, INC.

By	/s/ [signature illegible]	By	/s/ Bryan McMillan

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 6A.7 — Processing Capability Expansion Plans

[attached]

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[*]

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 9.7 — Intellectual Property

The Existing Orthofix Technology is subject to certain liens pursuant to the Credit Agreement, dated as of August 30, 2010 and subsequently amended and restated on May 4, 2011, among Orthofix Holdings, Inc., Orthofix International N.V., those Domestic Subsidiaries of the Company identified as a “Guarantor” and such other Domestic Subsidiaries of the Company as may from time to time become a party thereto, the several banks and other financial institutions parties thereto (collectively, the “Lenders”; and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and including the Security Documents, as defined in the Credit Agreement.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.